                            press information

MOOGINC., EAST AURORA, NEW YORK 14052 TEL-716/652-2000 FAX -716/687-4457

release date	Immediate	contact	Ann Marie Luhr
	January 30, 2015		716-687-4225

MOOG REPORTS FIRST QUARTER RESULTS

East Aurora, NY - Moog Inc. (NYSE: MOG.A and MOG.B) today announced first quarter sales of $631 million, down 2% from a year ago, the result of negative foreign currency effects. Net earnings of $35 million increased by 10% and earnings per share of $.86 were 23% higher, in part the result of the Company’s on-going share repurchase program.

Aircraft segment sales, at $266 million, were unchanged from last year. Commercial aircraft sales increased 10% on strong OEM production which included $62 million in sales to Boeing and $23 million in sales to Airbus. Commercial aircraft aftermarket sales of $30 million were slightly higher than a year ago.

Military aircraft sales were down 8% to $126 million. OEM sales were down 14% as production on fighter aircraft programs slowed and activity on the F-35 Joint Strike Fighter was lower. Military aftermarket sales were nominally higher, at $51 million.

Space and Defense sales of $100 million were unchanged from a year ago. Defense sales were 6% higher and space market sales were down 4%, the result of a decrease in demand for satellite avionics products.

Industrial Systems sales of $133 million were 7% lower than last year, mostly driven by the stronger U.S. dollar. Industrial automation products were down 2%, while sales of simulation and test systems were down 16%. Energy products were down 10% in total, with wind energy controls unchanged from a year ago.

Components Group sales, at $100 million, were 3% lower than a year ago. Industrial automation sales, at $24 million, were 7% higher. Sales into aerospace and defense markets were mostly unchanged. Medical components sales were down $2 million, or 10%. Sales of energy market products were down $2 million from the elevated levels of last year.

Medical Devices segment sales of $31 million were down 3% with lower sales of pumps and administration sets mostly offset by an increase in sales of OEM sensors.

Twelve month consolidated backlog was $1.4 billion, unchanged from a year ago.

Projections for fiscal 2015 were also updated. The company is reducing its sales forecast for the year by $95 million which will result in sales of $2.57 billion, net earnings of $157 million and earnings per share of $3.85. This updated guidance does not include the impact of additional share repurchases. The completion of the Company’s previously authorized 9 million share repurchase program during FY’15 would result in earnings per share guidance of $3.95.

"Overall Q1 was a mixed quarter for the company,” said John Scannell, Chairman and CEO.  “On a positive note, earnings came in slightly ahead of our forecast and cash was very strong.  However, during the quarter we started to feel the impact of three macroeconomic headwinds, the strengthening of the U.S. dollar, the industrial malaise outside the U.S. and the sharp and sustained drop in the price of oil.  As a result, we are introducing some caution in our forecast and revising our outlook for the remainder of fiscal '15 downward.  Despite these challenges, we are still forecasting fiscal ‘15 to be another year of strong cash flow and record earnings per share."

In conjunction with today’s release, Moog will host a conference call beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. John Scannell and Don Fishback, CFO, will host the call. Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast link prior to the conference call.

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, wind energy, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Cautionary Statement

Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

•	the markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;

•	we operate in highly competitive markets with competitors who may have greater resources than we possess;

•
we depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;

•	we make estimates in accounting for long-term contracts, and changes in these estimates may have significant impacts on our earnings;

•	we enter into fixed-price contracts, which could subject us to losses if we have cost overruns;

•	we may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects;

•	if our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;

•
contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting kickbacks and false claims, and any non-compliance could subject us to fines and penalties or possible debarment;

•	the loss of The Boeing Company as a customer or a significant reduction in sales to The Boeing Company could adversely impact our operating results;

•	our new product research and development efforts may not be successful which could reduce our sales and earnings;

•	our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete;

•	our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;

•	our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;

•
significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;

•	a write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth;

•	our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or if we engage in divesting activities;

•	our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments;

•	unforeseen exposure to additional income tax liabilities may affect our operating results;

•	government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;

•	new governmental regulations and customer demands related to conflict minerals may adversely impact our operating results;

•
the failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages;

•	future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business;

•	our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs; and

•	we are involved in various legal proceedings, the outcome of which may be unfavorable to us.

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share data)

	Three Months Ended
	January 3, 2015	December 28, 2013
NET SALES	$630,523	$643,385
COST OF SALES	446,605	444,076
GROSS PROFIT	183,918	199,309
Research and development	31,321	35,755
Selling, general and administrative	97,827	99,901
Interest	5,368	5,129
Redemption of senior subordinated notes	—	8,002
Other	(36)	3,665
EARNINGS BEFORE INCOME TAXES	49,438	46,857
INCOME TAXES	14,173	14,760
NET EARNINGS	$35,265	$32,097

NET EARNINGS PER SHARE
Basic	$0.87	$0.71
Diluted	$0.86	$0.70

AVERAGE COMMON SHARES OUTSTANDING
Basic	40,594,886	45,384,652
Diluted	41,080,179	46,010,035

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT
(dollars in thousands)

	Three Months Ended
	January 3, 2015	December 28, 2013
Net sales:
Aircraft Controls	$266,368	$265,416
Space and Defense Controls	99,955	99,450
Industrial Systems	133,366	144,079
Components	99,905	102,685
Medical Devices	30,929	31,755
Net sales	$630,523	$643,385
Operating profit and margins:
Aircraft Controls	$24,458	$31,771
	9.2%	12.0%
Space and Defense Controls	8,726	7,853
	8.7%	7.9%
Industrial Systems	13,219	12,286
	9.9%	8.5%
Components	14,700	16,189
	14.7%	15.8%
Medical Devices	4,598	3,628
	14.9%	11.4%
Total operating profit	65,701	71,727
	10.4%	11.1%
Deductions from operating profit:
Interest expense	5,368	5,129
Equity-based compensation expense	3,398	3,774
Redemption of senior subordinated notes	—	8,002
Corporate expenses and other	7,497	7,965
Earnings before income taxes	$49,438	$46,857

Moog Inc.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	January 3, 2015	September 27, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$240,240	$231,292
Receivables	706,373	780,874
Inventories	523,823	517,056
Other current assets	128,906	134,842
TOTAL CURRENT ASSETS	1,599,342	1,664,064
PROPERTY, PLANT AND EQUIPMENT, net	546,329	555,348
GOODWILL	746,557	757,852
INTANGIBLE ASSETS, net	166,391	178,070
OTHER ASSETS	57,116	53,118
TOTAL ASSETS	$3,115,735	$3,208,452
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Short-term borrowings	$100,415	$103,660
Current installments of long-term debt	36	5,262
Accounts payable	153,148	162,667
Customer advances	143,094	145,500
Contract loss reserves	33,914	35,984
Other accrued liabilities	223,479	269,731
TOTAL CURRENT LIABILITIES	654,086	722,804
LONG-TERM DEBT, excluding current installments
Senior debt	551,099	765,114
Senior notes	300,000	—
LONG-TERM PENSION AND RETIREMENT OBLIGATIONS	279,219	288,216
DEFERRED INCOME TAXES	89,545	83,931
OTHER LONG-TERM LIABILITIES	1,670	972
TOTAL LIABILITIES	1,875,619	1,861,037
COMMITMENTS AND CONTINGENCIES	—	—
SHAREHOLDERS' EQUITY
Common stock	51,280	51,280
Other shareholders' equity	1,188,836	1,296,135
TOTAL SHAREHOLDERS' EQUITY	1,240,116	1,347,415
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,115,735	$3,208,452

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Three Months Ended
	January 3, 2015	December 28, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$35,265	$32,097
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	19,833	19,444
Amortization	6,741	7,950
Equity-based compensation expense	3,398	3,774
Redemption of senior subordinated notes	—	8,002
Other	7,824	5,631
Changes in assets and liabilities providing (using) cash:
Receivables	62,772	36,329
Inventories	(15,381)	(2,270)
Accounts payable	(6,528)	(16,042)
Customer advances	(1,019)	383
Accrued expenses	(35,922)	(25,964)
Accrued income taxes	(3,060)	3,081
Pension assets and liabilities	970	(3,360)
Other assets and liabilities	3,580	(820)
NET CASH PROVIDED BY OPERATING ACTIVITIES	78,473	68,235

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(20,160)	(20,019)
Other investing transactions	71	(8,577)
NET CASH USED BY INVESTING ACTIVITIES	(20,089)	(28,596)

CASH FLOWS FROM FINANCING ACTIVITIES
Net short term repayments	(3,236)	(600)
Net (repayments) proceeds from revolving lines of credit	(214,000)	182,165
Net (repayments) proceeds on long-term debt	(5,234)	36
Proceeds from senior notes, net of issuance cost	294,718	—
Payments on senior subordinated notes	—	(191,575)
Payment of premium on redemption of senior subordinated notes	—	(6,945)
Proceeds from sale of treasury stock	9,951	1,530
Purchase of outstanding shares for treasury	(122,443)	(2,617)
Purchase of stock held by SECT	(4,460)	(1,792)
Excess tax benefits from equity-based payment arrangements	4,855	1,112
NET CASH USED BY FINANCING ACTIVITIES	(39,849)	(18,686)

Effect of exchange rate changes on cash	(9,587)	1,526
INCREASE IN CASH AND CASH EQUIVALENTS	8,948	22,479
Cash and cash equivalents at beginning of period	231,292	157,090
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$240,240	$179,569